Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Fiscal 2010 Fourth Quarter

and Full Year 2010 Highlights

•	Fiscal fourth quarter and full year consolidated revenue of $37.8 million and $181.5 million, compared with $56.0 million and $185.9 million, respectively, in the prior year periods.

•	Fiscal fourth quarter and full year net income of $2.7 million and $10.3 million – improvements of $4.7 million and $26.9 million, respectively, compared with the prior year periods.

•	Gross margin improved to 37.4% in the quarter and 31.8% in the year, compared with 22.9% in the prior-year quarter and 27.5% in the prior year.

•	Cash and cash equivalents increased by $3.2 million during the quarter and $15.3 million during the year, to $61.3 million.

Westell Technologies Reports $2.7 Million Profit for the Fiscal Fourth Quarter

and $10.3 Million Profit for Fiscal Year 2010

AURORA, IL, May 18, 2010 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, today announced results for its fiscal fourth quarter and year ended March 31, 2010. Total revenue for the quarter was $37.8 million, down 32% from $56.0 million in the fiscal fourth quarter of the prior year. Net income during the quarter was $2.7 million, or $0.04 per diluted share, compared to a net loss of $1.9 million, or a loss of $0.03 per diluted share, in the same quarter of the prior year.

Total revenue for the 2010 fiscal year was $181.5 million, down 2% from $185.9 million in the prior year. Net income during the year was $10.3 million, or $0.15 per diluted share, compared to a net loss of $16.6 million, or a loss of $0.24 per diluted share, in the prior year. Total cash and cash equivalents were $61.3 million at March 31, 2010, up $15.3 million during the year. Share repurchases during the fiscal year totaled approximately 1.25 million shares at a cost of $1.4 million.

“We are very proud of the dramatic turnaround in our results for the year,” said Chairman and CEO Rick Gilbert. “Westell has now delivered solid, steady profitability and cash flow for four consecutive quarters during a very difficult economic environment. Looking forward, our objective is to maintain our profit momentum while investing selectively in growth opportunities.”

Fiscal Fourth Quarter Segment and Consolidated Results

The Customer Networking Solutions (CNS) segment reported revenue of $14.1 million in the fourth quarter of fiscal 2010, down 54% compared to $30.9 million in the same quarter of the prior year, reflecting soft marketplace demand, customer inventory rebalancing, and market share impacts. The largest impact on revenue came from lower sales of the Company’s UltraLine Series3 gateway product, which were $0.5 million in the quarter, compared with $14.6 million in the same quarter of the prior year. In spite of the significantly lower revenue, CNS gross profit increased by $0.1 million, and operating expenses dropped by $2.3 million, compared with the prior-year quarter. As a result, the CNS operating loss declined to $1.7 million for the quarter, an improvement of $2.4 million compared with the same quarter in the prior year.

Revenue in the OSPlant Systems (OSP) segment was $13.3 million in the quarter, down 8% compared to $14.4 million in the same quarter of the prior year, also reflecting soft demand and customer inventory rebalancing. Gross profit increased $0.5 million as a result of a more profitable product mix, and operating expenses declined $0.6 million, to produce operating income for OSP of $3.5 million, up $1.1 million versus the prior-year quarter.

ConferencePlus (CP) revenue was $10.4 million in the quarter, down 2% compared to $10.6 million in the same quarter of the prior year. Gross profit increased by $0.7 million and operating expenses were $0.6 million lower, resulting in operating income of $1.6 million, up $1.3 million versus the prior-year quarter.

On a consolidated basis, revenue was $18.2 million lower for the 2010 fiscal fourth quarter than in the prior-year quarter. However, gross profit increased $1.3 million, compared with the prior-year quarter, based on higher gross margins in all three segments. Consolidated gross margins were 37.4%, compared with 22.9% in the same quarter of the prior year. Operating expenses declined $3.7 million, compared with the prior year’s quarter. The higher gross profit and lower expenses drove a $4.7 million improvement in net income compared with the prior year’s quarter.

Fiscal Year 2010 Segment and Consolidated Results

The CNS segment reported revenue of $87.2 million in fiscal year 2010, up 4% compared to $84.2 million in fiscal year 2009. Gross profit increased $6.2 million for the year, while operating expenses were cut by $10.4 million, producing an operating loss of $4.1 million – a net improvement of $16.6 million for the year.

Revenue in the OSP segment was $52.5 million in fiscal year 2010, down 7% compared to $56.5 million in fiscal year 2009. Gross profit was $0.2 million higher, and operating expenses were $4.1 million lower, raising operating profit by $4.4 million, to $13.1 million for the year.

ConferencePlus revenue was $41.7 million in fiscal year 2010, down 8% compared to $45.2 million in fiscal year 2009. Gross profit of $20.3 million was essentially unchanged between periods, and reduced operating expenses drove a $3.8 million improvement in operating income, to $4.5 million for the year.

On a consolidated basis, annual revenue was lower by $4.4 million, or 2%, compared with fiscal year 2009. Gross profit for the year increased $6.5 million, compared to fiscal year 2009, as a result of improved gross margins in all segments. Margins generally benefited from shifts towards higher margin products as well as lower product and service costs. Operating expenses improved by $20.1 million for the year, reflecting significantly lower personnel-related expenses, following restructuring actions, together with tight controls on spending. These were the main contributors to a dramatic $26.9 million improvement in net income for the year, to $10.3 million, compared with a net loss of $16.6 million in the prior year.

Conference Call Information

Management will address financial and business results during Westell’s fourth quarter fiscal 2010 earnings conference call on Wednesday, May 19, at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus™), a Westell subsidiary, will manage Westell’s earnings conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell.

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on May 19, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on May 19, by dialing ConferencePlus at 1-888-206-4065 no later than 9:15 AM, Eastern Time and using confirmation number 26929334. International participants may dial 1-630-827-5974. Westell’s press release on earnings and related information that may be discussed on the earnings conference will be posted on the Investor Relations’ section of Westell’s website, http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay following the conclusion of the conference until the fiscal first quarter results are released. The replay of the conference can be accessed by dialing 1-888-843-8996 or 1-630-652-3044 and entering 7703344.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband customer-premises equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, product cost increases, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2009 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months ended March 31,			Twelve Months ended March 31,
	2010	2009		2010		2009
Revenue	$37,823	$55,983		$181,485		$185,916

Gross profit	14,139	12,845	(1)	57,689		51,174	(1)

Gross margin	37.4%	22.9%		31.8%		27.5%

Operating expenses:
Sales & marketing	4,595	5,862		17,987		24,153

Research & development	3,329	4,564		13,608		19,854

General & administrative	3,398	4,264		15,095	(2)	20,036

Restructuring	—	—		609	(3)	752	(4)

Intangibles amortization	163	479		641		1,882

Goodwill impairment	—	—		—		1,381	(5)

Total operating expenses	11,485	15,169		47,940		68,058

Operating income (loss)	2,654	(2,324	)(7)	9,749		(16,884	)(6)

Other income (expense)	(42)	40		25		662
Interest (expense)	(1)	(11)		(5)		(15)

Income (loss) before minority interest and taxes	2,611	(2,295)		9,769		(16,237)

Income taxes	115	(59)		558	(7)	(77)
Minority interest	—	—		—		(74)

Income (loss) from continuing operations	2,726	(2,354)		10,327		(16,388)

Income (loss) from discontinued operations net of tax (8)	—	412		—		(206)

Net income (loss)	$2,726	$(1,942)		$10,327		$(16,594)

Net income (loss) per common share:
Basic	$0.04	$(0.03)		$0.15		$(0.24)
Diluted	$0.04	$(0.03)		$0.15		$(0.24)

Average number of common shares outstanding:
Basic	67,308	68,492		67,987		69,740
Diluted	67,963	68,492		68,573		69,740

(1)	Includes a $700,000 loss contingency for a contractual dispute in the three and twelve month periods ended March 31, 2009.
(2)	Includes a non-cash charge of $730,000 to correct errors in stock-based compensation expense related to prior fiscal years recorded in the quarter ended December 31, 2009.
(3)	The Company terminated approximately 50 employees primarily in the Customer Networking Solutions (CNS) and ConferencePlus (CP) segments as a cost reduction action in the first quarter of fiscal 2010.
(4)	Restructuring costs are for severance and related costs resulting from the actions taken to align costs in all segments of the Company.
(5)	Impairment of goodwill related to the January 2007 acquisition of NoranTel, Inc. which is part of the Outside Plant Systems (OSP) operating segment.
(6)	Includes a non-cash charge of $925,000 for a correction in the Company’s lease accounting policy from prior years of which $148,000 impacted cost of goods sold and $777,000 impacted operating expenses in the three and twelve month periods ended March 31, 2009.
(7)	The Company recorded a $767,000 income tax benefit derived from a refund of alternative minimum tax credits in the quarter ended December 31, 2009.
(8)	The Company discontinued the operations of its Westell Limited entity located in the United Kingdom in the first quarter of fiscal 2009.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet

(Dollars in thousands)

(unaudited)

	March 31, 2010	March 31, 2009
Assets:
Cash and cash equivalents	$61,315	$46,058
Accounts receivable, net	17,683	20,827
Inventories	21,258	20,178
Prepaids and other current assets	4,276	7,487

Total current assets	104,532	94,550

Property and equipment, net	4,665	6,895
Goodwill	2,162	2,009
Intangibles, net	4,063	4,333
Deferred income taxes and other assets	6,412	7,777

Total assets	$121,834	$115,564

Liabilities and Stockholders’ Equity:
Accounts payable	$15,195	$17,883
Accrued liabilities	9,203	9,489
Deferred revenue	860	2,119

Total current liabilities	25,258	29,491
Deferred revenue, long-term	174	546
Other long-term liabilities	8,671	9,079

Total liabilities	34,103	39,116
Total stockholders’ equity	87,731	76,448

Total liabilities and stockholders’ equity	$121,834	$115,564

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in thousands)

(Unaudited)

	Twelve Months ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$10,327	$(16,594)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,793	5,821
Goodwill and intangible impairment	—	1,381
Stock-based compensation	1,529	2,192
Restructuring	609	966
Deferred taxes	(200)	—
Other, net	(141)	245
Changes in assets and liabilities:
Accounts receivable	3,349	(1,780)
Inventory	(812)	(2,587)
Accounts payable and accrued liabilities	(3,582)	(1,452)
Deferred revenue and deferred costs	(1,630)	2,377
Prepaid and other current assets	3,449	(4,545)
Other long-term assets	815	(728)

Net cash provided by (used in) operating activities	17,506	(14,704)

Cash flows from investing activities:
Purchases of property and equipment	(948)	(2,381)
Proceeds from the sale of equipment	—	90
Sale of investments	—	2,602
Acquisition of minority interest	—	(3,650)

Net cash (used in) provided by investing activities	(948)	(3,339)

Cash flows from financing activities:
Borrowing (repayment) of debt	(43)	121
Proceeds from stock options exercised	4	121
Purchase of treasury stock	(1,429)	(1,634)

Net cash (used in) provided by financing activities	(1,468)	(1,392)

Effect of exchange rate changes on cash	167	(254)

Net increase (decrease) in cash	15,257	(19,689)

Cash and cash equivalents, beginning of period	46,058	65,747

Cash and cash equivalents, end of period	$61,315	$46,058

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Three months ended March 31, 2010
	CNS	OSP	CP	Unallocated	Total
Revenue	$14,110	$13,284	$10,429	$—	$37,823
Gross profit	2,829	6,004	5,306	—	14,139
Gross margin	20.0%	45.2%	50.9%		37.4%
Operating expenses:
Sales & marketing	1,579	1,339	1,677	—	4,595
Research & development	2,159	594	576	—	3,329
General & administrative	762	466	1,447	723	3,398
Restructuring	—	—	—	—	—
Intangibles amortization	1	134	28	—	163
Goodwill impairment	—	—	—	—	—

Operating expenses (1)	4,501	2,533	3,728	723	11,485

Operating income (loss)	(1,672)	3,471	1,578	(723)	2,654
Other income (loss)	—	—	—	(42)	(42)
Interest (expense)	—	—	—	(1)	(1)
Income taxes	—	—	—	115	115

Net income (loss)	$(1,672)	$3,471	$1,578	$(651)	$2,726

	Three months ended March 31, 2009
	CNS	OSP	CP	Unallocated	Total
Revenue	$30,941	$14,398	$10,644	$—	$55,983
Gross profit	2,725	5,552	4,568	—	12,845
Gross margin	8.8%	38.6%	42.9%		22.9%
Operating expenses:
Sales & marketing	2,422	1,437	2,003	—	5,862
Research & development	3,352	665	547	—	4,564
General & administrative	1,004	593	1,710	957	4,264
Restructuring	—	—	—	—	—
Intangibles amortization	—	454	25	—	479
Goodwill impairment	—	—	—	—	—

Operating expenses (2)	6,778	3,149	4,285	957	15,169

Operating income (loss)	(4,053)	2,403	283	(957)	(2,324)
Other income (loss)	—	—	—	40	40
Interest (expense)	—	—	—	(11)	(11)
Income taxes	—	—	—	(59)	(59)
Minority interest	—	—	—	—	—
Discontinued operations	—	—	—	412	412

Net income (loss)	$(4,053)	$2,403	$283	$(575)	$(1,942)

(1)	Includes $262,000, $226,000 and $363,000 of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(2)	Includes $410,000, $584,000 and $404,000 of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Twelve months ended March 31, 2010
	CNS	OSP	CP	Unallocated	Total
Revenue	$87,248	$52,516	$41,721	—	$181,485
Gross profit	14,348	23,042	20,299	—	57,689
Gross margin	16.4%	43.9%	48.7%		31.8%
Operating expenses:
Sales & marketing	5,772	4,998	7,217	—	17,987
Research & development	9,024	2,339	2,245	—	13,608
General & administrative	3,244	1,998	6,075	3,778	15,095
Restructuring	414	46	149	—	609
Intangibles amortization	1	528	112	—	641
Goodwill impairment	—	—	—	—	—

Operating expenses (1)	18,455	9,909	15,798	3,778	47,940

Operating income (loss)	(4,107)	13,133	4,501	(3,778)	9,749
Other income (loss)	—	—	—	25	25
Interest (expense)	—	—	—	(5)	(5)
Income taxes	—	—	—	558	558

Net income (loss)	$(4,107)	$13,133	$4,501	$(3,200)	$10,327

	Twelve months ended March 31, 2009
	CNS	OSP	CP	Unallocated	Total
Revenue	$84,207	$56,506	$45,203	$—	$185,916
Gross profit	8,142	22,808	20,224	—	51,174
Gross margin	9.7%	40.4%	44.7%		27.5%
Operating expenses:
Sales & marketing	9,464	5,468	9,221	—	24,153
Research & development	15,029	2,604	2,221	—	19,854
General & administrative	3,977	2,558	7,885	5,616	20,036
Restructuring	363	220	169	—	752
Intangibles amortization	—	1,823	59	—	1,882
Goodwill impairment	—	1,381	—	—	1,381

Operating expenses (2)	28,833	14,054 (3)	19,555	5,616	68,058

Operating income (loss)	(20,691)	8,754	669	(5,616)	(16,884)
Other income (loss)	—	—	—	662	662
Interest (expense)	—	—	—	(15)	(15)
Income taxes	—	—	—	(77)	(77)
Minority interest	—	—	—	(74)	(74)
Discontinued operations	—	—	—	(206)	(206)

Net income (loss)	$(20,691)	$8,754	$669	$(5,326)	$(16,594)

(1)	Includes $1.3 million, $1.0 million and $1.5 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(2)	Includes $1.7 million, $2.4 million and $1.7 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(3)	Includes $1.4 million of goodwill impairment related to the NoranTel entity.